Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 2005 Incentive Award Plan of Trump Entertainment Resorts, Inc. (formerly Trump Hotels & Casino Resorts, Inc.) and to the incorporation by reference therein of our report dated March 30, 2005, with respect to the consolidated financial statements and schedule of Trump Hotels & Casino Resorts, Inc. included in the Annual Report (10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 5, 2005